INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement No. 333-60337 of Glenbrook Life Multi-Manager Variable Account (the "Account") of Glenbrook Life and Annuity Company (the "Company") on Form N-4 of our report dated February 4, 2004 relating to the financial statements and the related financial statement schedules of the Company, and our reports dated April 13, 2004, relating to the financial statements of the Account, Glenbrook Life Scudder Variable Account (A) and Glenbrook Life and Annuity Company Variable Annuity Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Chicago, Illinois

April 13, 2004